UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: July 13, 2018

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL		33634
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 13, 2018, Oragenics, Inc. (“Oragenics” or the “Company”) entered into a underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Underwriter”), pursuant to which the Company agreed to issue and sell, in a registered public offering by the Company (the “Public Offering”), (a) 2,636,000 Class A Units (the “Class A Units”), with each Class A Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and a seven-year warrant to purchase one share of Common Stock, exercisable at a price of $1.00 (each, a “Warrant” and collectively, the “Warrants”), with each Class A Unit to be offered to the public at an offering price of $1.00 per Class A Unit and (b) 9,364,000 Class B Units (the “Class B Units”, and together with the Class A Units, the “Units”), with each Class B Unit consisting of one share of Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), and a Warrant, with each Class B Unit to be offered to the public at an offering price of $1.00 per Class B Unit. The initial conversion price of the Series D Preferred Stock is $1.00 per share. The Company agreed to pay the Underwriter an aggregate fee equal to 8.0% of the gross proceeds received in the Public Offering and to reimburse the Underwriter for up to $95,000 of expenses incurred by the Underwriter in connection with the Public Offering. The Public Offering closed on July 17, 2018. Our Chairman, Dr. Frederick Telling, and director, Dr. Alan Dunton, participated in the Public Offering and such participation was approved by the disinterested members of the Company’s Board.

In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45 day option (the “Overallotment Option”) to purchase up to 15% of the shares of Common Stock (including shares underlying the Series D Preferred Stock) and/or additional Warrants to cover over-allotments, if any, at the Public Offering price per share of Common Stock and per Warrant, less the underwriting discounts and commissions. The Overallotment Option was exercised in full. Pursuant to the exercise of the Overallotment Option, an additional 1,800,000 shares of Common Stock and 1,800,000 Warrants were issued at the closing of the Public Offering, which took place on July 17, 2018. The Units were not certificated and the shares of Common Stock, Series D Preferred Stock and Warrants comprising such Units are immediately separable and were issued separately in the Public Offering.

The Units were offered by the Company pursuant to (i) a registration statement on Form S-1 (File No. 333-224950), as amended, as initially filed with the Securities and Exchange Commission (the “Commission”) on May 15, 2018 and declared effective by the Commission on July 12, 2018 (the “Registration Statement”) and (ii) a registration statement on Form S-1 (File No. 333-226150) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

Prior to the closing of the Public Offering, certain purchasers elected to convert shares of Series D Preferred Stock into shares of Common Stock. Following the completion of the Public Offering and the conversion of these shares, as of July 17, 2018, the Company had outstanding 11,142,635 shares of Common Stock and 8,760,000 shares of Series D Preferred Stock.

The Conversion Price of the Series D Preferred Stock and exercise price of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, dilutive issuances, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock.

The net proceeds to the Company from the Public Offering, after deducting Underwriter fees and expenses and the Company’s estimated Public Offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants issued in the Public Offering, are expected to be approximately $12.3 million. The Company anticipates using the net proceeds from this Public Offering to continue funding development of AG013, our ongoing Phase II clinical trial for the treatment of Oral Mucositis, our pre-clinical development of our lantibiotics program and for general corporate purposes, including research and development activities, capital expenditures and working capital.

The Underwriting Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

The Company also entered into a warrant agency agreement with its transfer agent, Continental Stock Transfer & Trust Company, who will act as warrant agent for the Company, setting forth the terms and conditions of the Warrants sold in the Public Offering (the “Warrant Agency Agreement”).

The foregoing summaries of the terms of the Underwriting Agreement, form of the Warrant and Warrant Agency Agreement are subject to, and qualified in their entirety by reference to, the Underwriting Agreement, the form of Warrant and Warrant Agency Agreement which are filed as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Public Offering, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series D Preferred Stock (the “Certificate of Designation”) on July 13, 2018, with the Secretary of State of the State of Florida which became effective upon filing. The Certificate of Designation provides for the issuance of the shares of Series D Preferred Stock. With certain exceptions, the shares of Series D Preferred Stock rank on par with the shares of the Common Stock, in each case, as to dividend rights and distributions of assets upon liquidation, dissolution or winding up of the Company.

With certain exceptions, as described in the Certificate of Designation, the shares of Series D Preferred Stock have no voting rights. However, as long as any shares of Series D Preferred Stock remain outstanding, the Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then outstanding shares of Series D Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Each share of Series D Preferred Stock is convertible at any time at the holder’s option into a number of shares of Common Stock equal to one share divided by the Conversion Price. The “Conversion Price” is initially $1.00, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions as specified in the Certificate of Designation. Notwithstanding the foregoing, the Certificate of Designation further provides that the Company shall not effect any conversion of the shares of Series D Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series D Preferred (together with such holder’s affiliates and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% of the shares of Common Stock then outstanding (or, upon election by a Holder prior to the issuance of and Warrants, 9.99%). At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

Additionally, subject to certain exceptions and limitations, at any time prior to the three year anniversary of the issuance of the Series D Preferred Stock, the Company will have the right to cause each holder of the Series D Preferred Stock to convert all or part of such holder’s Series A Preferred Stock in the event that (i) the volume weighted average price of our common stock for each of 30 consecutive trading days exceeds $3.00 (subject to adjustment for stock splits, recapitalizations, stock dividends and similar transactions), (ii) the average daily trading volume for such measurement period exceeds $175,000 per trading day and (iii) the holder is not in possession of any information that constitutes or might constitute, material non-public information which was provided by the Company. The terms of the Series D Preferred Stock are set forth in the Certificate of Designation, are not complete and are qualified in its entirety by reference to the full text which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 8.01	Other Events.

On July 17, 2018, the Company announced the closing of the Public Offering. A copy of the press release announcing these events is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated as of July 13, 2017 by and between Oragenics, Inc. and Ladenburg Thalmann & Co. Inc.

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Oragenics, Inc. Certificate of Designation and Rights of Series D Convertible Preferred Stock

4.1	Form of Warrant

4.2	Warrant Agency Agreement

99.1	Press Release dated July 17, 2018.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 17th day of July, 2018.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan
Chief Financial Officer